Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Old National Bancorp (“Old National”) and First Midwest Bancorp, Inc. (“First Midwest”) as an acquisition of First Midwest by Old National. The merger of Old National and First Midwest (the “Merger”) was completed on February 15, 2022, and each share of First Midwest common stock issued and outstanding immediately prior to the effective time of the merger (the “Effective Time”) was converted into the right to receive 1.1336 shares of Old National common stock. In addition, at the Effective Time, each share of First Midwest series A and series C preferred stock issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive an equivalent share of a like series of new Old National preferred stock.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•The acquisition of First Midwest by Old National under the provision of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the assets and liabilities of First Midwest are recorded by Old National at their respective fair values as of the Effective Time of the Merger;

•The distribution of shares of Old National common stock to First Midwest’s stockholders in exchange for shares of First Midwest common stock (based upon a 1.1336 exchange ratio);

•Certain reclassifications to conform historical financial statement presentations of First Midwest to Old National; and

•Transaction costs in connection with the Merger.

The following unaudited pro forma condensed combined financial information and accompanying notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Old National and accompanying notes included in Old National’s Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, and (ii) the historical audited consolidated financial statements of First Midwest and accompanying notes included as of and for the year ended December 31, 2021, which is being filed as Exhibit 99.1 to the Amended 8-K and incorporated by reference herein.

The unaudited pro forma condensed combined income statements for the twelve months ended December 31, 2021, combine the historical consolidated income statements of Old National and First Midwest, giving effect to the Merger as if it had been completed on January 1, 2021. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical consolidated balance sheets of Old National and First Midwest, giving effect to the Merger as if it had been completed on December 31, 2021.

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information has been prepared by Old National in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenue enhancements, expense efficiencies, asset dispositions, and share repurchases, among other factors. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. In addition, as explained in more detail in the accompanying notes, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual final purchase price allocation that will be recorded in Old National’s financial statements that reflect the completion of the Merger.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

	December 31, 2021
			Transaction Accounting Adjustments
(dollars in thousands)	Historical ONB	Historical FMBI	Fair Value	Other	Reference	Pro Forma Combined
Assets
Cash and due from banks	$172,663	$220,207	$(54)	$—	A	$392,816
Money market and other interest-earning investments	649,356	1,898,865	—	—		2,548,221
Investment securities	7,564,652	3,380,829	220	—	B	10,945,701
Loans held for sale	35,458	32,511	—	—		67,969
Loans	13,601,846	14,665,491	(168,976)	—	C	28,098,361
Allowance for credit losses	(107,341)	(201,237)	122,706	(96,270)	D, E	(282,142)
Net loans	13,494,505	14,464,254	(46,270)	(96,270)		27,816,219
Premises and equipment, net	476,186	120,555	(8,107)	—	F	588,634
Goodwill	1,036,994	861,414	(22,193)	—	G	1,876,215
Other intangible assets	34,678	59,185	58,399	—	H	152,262
Company-owned life insurance	463,324	300,730	—	—		764,054
Other assets	525,748	439,692	1,666	34,191	I, J	1,001,297
Total assets	$24,453,564	$21,778,242	$(16,339)	$(62,079)		$46,153,388
Liabilities and shareholders' equity
Noninterest-bearing demand deposits	$6,303,106	$6,191,885	$—	$—		$12,494,991
Interest-bearing deposits	12,266,089	10,999,044	3,165	—	K	23,268,298
Borrowings	2,575,240	1,527,404	46,971	—	L	4,149,615
Other liabilities	297,111	317,181	(13,929)	40,492	M, N, O	640,855
Total liabilities	21,441,546	19,035,514	36,207	40,492		40,553,759
Preferred stock	—	230,500	—	—		230,500
Common stock	165,838	1,254	128,111	—	P	295,203
Capital surplus	1,880,545	1,277,441	1,052,876	—	P	4,210,862
Retained earnings	968,010	1,508,047	(1,508,047)	(102,571)	P, Q	865,439
Accumulated other comprehensive income (loss), net of tax	(2,375)	(37,793)	37,793	—	P	(2,375)
Treasury stock, at cost	—	(236,721)	236,721	—	P	—
Total shareholders' equity	3,012,018	2,742,728	(52,546)	(102,571)		5,599,629
Total liabilities and shareholders' equity	$24,453,564	$21,778,242	$(16,339)	$(62,079)		$46,153,388
See accompanying notes to pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	For the Year Ended December 31, 2021
			Transaction Accounting Adjustments
(dollars and shares in thousands, except per share data)	Historical ONB	Historical FMBI	Fair Value	Other	Reference	Pro Forma Combined
Interest income
Loans, including fees	$502,434	$534,322	$21,259	$—	R	$1,058,015
Investment securities	135,626	65,752	—	—		201,378
Other	589	7,751	—	—		8,340
Total interest income	638,649	607,825	21,259	—		1,267,733
Interest expense
Deposits	10,954	12,068	(1,341)	—	S	21,681
Borrowings	31,295	26,382	(5,300)	—	T	52,377
Total interest expense	42,249	38,450	(6,641)	—		74,058
Net interest income	596,400	569,375	27,900	—		1,193,675
Provision for credit losses	(28,812)	3,174	—	96,270	E	70,632
Net interest income after provision for credit losses	625,212	566,201	27,900	(96,270)		1,123,043
Wealth management fees	40,409	57,770	—	—		98,179
Service charges on deposit accounts	34,685	44,403	—	—		79,088
Debit card and ATM fees	20,739	18,763	—	—		39,502
Mortgage banking revenue	42,558	29,749	—	—		72,307
Other income	75,828	31,047	—	—		106,875
Total noninterest income	214,219	181,732	—	—		395,951
Salaries and employee benefits	284,098	260,485	—	—		544,583
Occupancy	54,834	41,127	(300)	—	U	95,661
Equipment	16,704	15,027	—	—		31,731
Data processing	47,047	41,947	—	—		88,994
Professional fees	20,077	30,238	—	29,479	N	79,794
Amortization of intangibles	11,336	11,182	7,218	—	U	29,736
Other expense	66,473	76,781	—	11,013	O	154,267
Total noninterest expense	500,569	476,787	6,918	40,492		1,024,766
Income before income taxes	338,862	271,146	20,982	(136,762)		494,228
Income tax expense (benefit)	61,324	71,586	5,246	(34,191)	W, J	103,965
Net income	277,538	199,560	15,736	(102,571)		390,263
Dividends on preferred stock and other	—	(18,057)	—	—		(18,057)
Net income available to common shareholders	$277,538	$181,503	$15,736	$(102,571)		$372,206

Net income per common share
Basic	$1.68	$1.61				$1.27
Diluted	$1.67	$1.60				$1.26
Average common shares outstanding
Basic	165,178	112,947	15,090		X	293,215
Diluted	165,929	113,781	15,201		X	294,911
See accompanying notes to pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)
Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with Old National as the acquirer. The unaudited pro forma condensed combined income statements for the twelve months ended December 31, 2021 combine the historical consolidated income statements of Old National and First Midwest, giving effect to the Merger as if it had been completed on January 1, 2021. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical consolidated balance sheets of Old National and First Midwest, giving effect to the Merger as if it had been completed on December 31, 2021.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial condition or results of operations of the combined company had the companies been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of First Midwest, as of the Effective Time of the Merger, are recorded by Old National at their respective fair values and the excess of the Merger consideration over the fair value of First Midwest’s net assets is allocated to goodwill. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.
Note 2 - Preliminary Purchase Price Allocation
On February 15, 2022, Old National completed its Merger with First Midwest. Pursuant to the terms of the Merger agreement, on that date, each outstanding share of First Midwest common stock was cancelled and converted into the right to receive 1.1336 shares of Old National common stock. Based on the closing trading price of Old National common stock on the NASDAQ Stock Market on February 15, 2022, of $18.92 per share, the value of the Merger consideration per share of First Midwest common stock was $21.45.
The following table sets forth a preliminary allocation of the estimated total purchase price to the fair value of First Midwest’s assets, liabilities, and preferred equity as of the December 31, 2021 unaudited balance sheet, with the excess recorded as goodwill (in thousands).

Assets
Cash and due from banks	$220,153
Money market and other interest-earning investments	1,898,865
Investment securities	3,381,049
Loans held for sale	32,511
Loans, net of allowance for credit losses	14,417,984
Premises and equipment	112,448
Goodwill	839,221
Other intangible assets	117,584
Company-owned life insurance	300,730
Other assets	441,358
Total assets acquired	$21,761,903
Liabilities and shareholders' equity
Noninterest-bearing demand deposits	$6,191,885
Interest-bearing deposits	11,002,209
Total borrowings	1,574,375
Other liabilities	303,252
Total liabilities	$19,071,721
Fair value of purchase price
Preferred stock ($13,370 of capital surplus)	$243,870
Common stock (129,365 shares issued at $18.92 per share)	2,446,312
Total purchase price	$2,690,182

Note 3 - Pro Forma Adjustments
A)    Cash component of consideration paid in lieu of fractional shares.

B)    Adjustment to investment securities to reflect preliminary estimate of fair value of held-to-maturity securities.

C)    Adjustments to loans based on preliminary valuation include the following:

Adjustments to loans
To reverse unaccreted discounts or premiums related to prior acquisitions and net loan origination fees	$(26,045)
To record fair value related to the loan portfolio	(221,462)
To record the purchased credit deteriorated loan CECL gross-up	78,531
Total adjustment to loans	$(168,976)
D)    Adjustments to allowance for credit losses include the following:

Adjustments to allowance for credit losses
To eliminate First Midwest's allowance for credit losses at closing	$201,237
Increase in the allowance for credit losses for gross-up for estimate of lifetime credit losses for purchased credit deteriorated ("PCD") loans	(78,531)
Total fair value adjustments to allowance for credit losses	122,706
Provision for estimated lifetime credit losses for non-PCD loans	(96,270)
Total transaction accounting adjustments to allowance for credit losses	$26,436

E)    Provision for estimated lifetime credit losses for non-PCD loans of $96,270 to be recorded immediately following consummation of the Merger.

F)    Adjustments to reflect preliminary estimate of fair value of premises and equipment.

G)    Adjustments to eliminate First Midwest’s historical goodwill of $861,414 and to record estimated goodwill associated with the Merger of $839,221.

H)    Adjustments to eliminate First Midwest’s historical intangible assets of $59,185 and to record estimated core deposit and customer relationship intangibles associated with the Merger of $117,584.

I)    Adjustments to deferred tax assets to reflect the effects of acquisition accounting adjustments and other assets.

J)    Adjustments to deferred tax assets to record the income tax effect of the $96,270 provision for credit losses for non-PCD loans and $29,479 estimated professional, legal and other contractually-obligated Merger expenses expected to be incurred. An estimated blended federal and state tax rate of 25% was used.

K)    Adjustments to reflect preliminary estimate of fair value of interest-bearing deposits with maturities.

L)    Adjustments to reflect preliminary estimate of fair value of FHLB advances, subordinated debt and junior subordinated debentures.

M)    Adjustment to reflect preliminary estimate of fair value of other liabilities.

N)    Adjustment to other liabilities to reflect accrued professional, legal and other contractually-obligated Merger expenses expected to be incurred.

O)    Provision for unfunded commitments of $11,013 to be recorded immediately following consummation of the Merger.

P)    Adjustments to eliminate First Midwest’s historical common equity of ($2,512,228), record the issuance of Old National common shares to holders of First Midwest common shares valued at $2,446,312, and reflect the adjustment for the preliminary estimate of fair value of preferred stock in capital surplus of $13,370.

Q)    Adjustments to retained earnings to reflect the after-tax effect of the provision for credit losses for non-PCD loans and estimated professional, legal and other contractually-obligated Merger expenses expected to be incurred.

R)    Net adjustments to interest income to eliminate First Midwest’s historical accretion of discounts on previously acquired loans and to record estimated accretion of discounts on loans associated with the Merger.

S)    Net adjustments to interest expense to eliminate First Midwest’s historical amortization of premiums on acquired interest-bearing deposits and to record estimated amortization of premiums on interest-bearing deposits associated with the Merger.

T)    Adjustments to interest expense to record incremental amortization of net premiums on acquired borrowings associated with the Merger.

U)    Incremental adjustments to depreciation expense and lease cost as a result of fair value adjustments.

V)    Net adjustments to intangible amortization expense to eliminate First Midwest’s historical intangible amortization expense and to record estimated amortization associated with the Merger.

W)    Adjustment to income tax expense as a result of the transaction accounting adjustments. An estimated blended federal and state tax rate of 25% was used.

X)    Adjustments to weighted-average common shares outstanding to eliminate First Midwest’s common shares and to record Old National common shares outstanding using the exchange ratio of 1.1336 per the Merger agreement.